EXHIBIT 10.24

SECURED BALLOON PAYMENT PROMISSORY NOTE

$5,500,000.00	May 20, 2002

     1. Borrower’s Promise to Pay. FOR VALUE RECEIVED, the undersigned LORRIE NORRINGTON, an individual (“Borrower”), promises to pay to the order of INTUIT INC., a Delaware corporation (“Intuit”), at 2700 Coast Avenue, Mountain View, California 94043, Attention: Corporate Comptroller, in lawful money of the United States of America, without offset or deduction, on or before June 30, 2012 (the “Maturity Date”), the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00), with interest as set forth herein. The address for receipt of payments hereunder may be changed at any time by the Note holder upon ten (10) days’ written notice to Borrower.

     2. Purpose of Loan. The loan evidenced by this Note is being made for the sole and exclusive purpose of assisting Borrower with the purchase of residential real property located at ________________, California (the “Property”). Borrower acknowledges that the benefits of this loan are not transferable.

     3. Payments of Interest and Principal.

          a. With respect to the first Five Hundred Thousand and No/100 Dollars ($500,000.00) of the principal amount of the loan evidenced hereby, interest shall accrue from the date of disbursement of the loan (the “Disbursement Date”) at the rate of five and seventy-seven one-hundredths percent (5.77%) per annum, compounded semi-annually, until paid in full. Borrower shall pay to the Note holder, on September 30, 2002 (the “Payment Date”) and on each anniversary of such Payment Date, an amount equal to all interest then accrued and unpaid.

          b. With respect to the remaining Five Million and No/100 Dollars ($5,000,000.00) of the principal amount of the loan evidenced hereby, from the date of disbursement of the loan through the Interest Trigger Date (as defined below) of this Note, no interest shall accrue under this Note. Beginning on the Interest Trigger Date, this Note shall accrue interest on the principal balance outstanding from time to time at the rate of five and seventy-seven one-hundredths percent (5.77%) per annum, compounded semi-annually, until paid in full. Subject to an earlier interest repayment date pursuant to Paragraphs 6 or 7 herein, Borrower shall pay to the Note holder, on each anniversary of the Payment Date following the Interest Trigger Date, an amount equal to all interest then accrued and unpaid. For the purpose of this Note, the “Interest Trigger Date” shall be the earlier to occur of (i) the fifth anniversary of the Disbursement Date under this Note or (ii) the date of “Voluntary Termination” or “Termination for Cause” as such terms are defined in Section 6 of Borrower’s Employment Agreement with Intuit dated July 31, 2001 (the “Employment Agreement”).

          c. Subject to the terms of Paragraphs 6 and 7 below, Borrower shall pay the entire principal balance, all interest then accrued and unpaid, plus any other sums then due hereunder, to the Note holder on the Maturity Date set forth herein. Payments shall be applied first to interest accrued and then to the principal balance. However, in no event shall the rate of interest payable under this Note exceed the maximum rate permitted by applicable law, and if any payment in the nature of interest shall cause the maximum rate to be exceeded, the portion of the payment in excess of the maximum rate shall be applied to reduce the principal balance. Interest payments for periods less than a year shall be prorated based on a 360-day year.

     4. Right to Prepay. Provided Borrower is not then in default hereunder, Borrower shall have the right to prepay all or any part of the outstanding unpaid principal at any time without notice and without any prepayment charge.

     5. Security. This Note is or will be secured by a deed of trust of even date herewith (the “Deed of Trust”) in favor of Intuit covering the Property, executed by Borrower. The Deed of Trust shall be recorded in the Office of the County Recorder of San Mateo County, California. Borrower agrees that all terms, covenants and conditions of the Deed of Trust are made a part of this Note.

     6. Events Triggering Immediate Repayment. In the event (i) Borrower’s name is removed from record ownership of the Property for any reason; or (ii) Borrower transfers the Property or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated, by operation of law or otherwise, then, in each case, the entire principal balance of this Note and all accrued interest, and irrespective of the Maturity Date set forth herein, shall become immediately due and payable.

     7. Additional Events Triggering Acceleration. In the event Borrower ceases for any reason, including “Involuntary Termination”, “Termination without Cause”, and “Termination for Death or Total Disability”, but expressly excluding “Voluntary Termination” or “Termination for Cause” as such terms are defined in the Employment Agreement, to be employed by Intuit Inc. or any of its subsidiary companies, then the entire principal balance of this Note and all accrued interest shall become due and payable on the earlier to occur of (i) four (4) years from the date of such cessation of employment or (ii) the Maturity Date. In the event Borrower ceases to be employed by Intuit Inc. or any of its subsidiary companies as a result of a “Voluntary Termination” or “Termination for Cause” (as above defined), then the entire principal balance of this Note and all accrued interest shall become due and payable on the earlier to occur of (i) six (6) months from the date of such cessation of employment or (ii) the Maturity Date.

     8. Insurance. Borrower agrees to keep the Property insured against loss until this loan is repaid in full with, if requested by the Note holder, a loss payable clause in favor of the Note holder.

     9. Default.

          a. Events of Default. Borrower shall be in default under this Note if any of the following happen:

(i)	Borrower does not pay the full amount of each payment required under this Note when due, or fails to comply with any terms or conditions set forth in this Note; or

(ii)	Borrower fails to comply with any terms or conditions set forth in the Deed of Trust; or

(iii)	Borrower voluntarily files bankruptcy or seeks legal relief from any debts under any state or federal law or if someone brings an involuntary petition in bankruptcy against her.

          b. Rights of Note Holder Upon Default. If Borrower is in default, then the entire balance of this Note, including all accrued interest, and irrespective of the Maturity Date set forth herein, at the option of the Note holder, shall become immediately due and payable and Note holder shall have all rights and remedies in this Note, the Deed of Trust, and at law and in equity. Borrower promises to pay to the Note holder all costs, charges and expenses, including attorneys’ fees, incurred in collection of the amounts due under this Note, whether by foreclosure of the Deed of Trust or by other legal proceedings or otherwise.

     10. Borrower’s Waivers. Acceptance of any payment after default shall not constitute a waiver of any such default. Any extension of time of payment of any amounts due hereunder shall not affect the liability of Borrower, who hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest.

     11. Civil Code §2966. This Note is subject to Section 2966 of the California Civil Code, which provides that the holder of this Note shall give written notice to Borrower, or her successor in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

     12. Severability. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Note, and the remaining provisions shall remain in full force and effect.

     13. Entire Agreement. This Note contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior written or oral agreements between the parties with respect to the subject matter hereof, and no addition to or modification of any term or provision shall be effective unless set forth in writing, signed by all the parties hereto. Time is of the essence for the performance of each and every covenant of Borrower hereunder.

     14. California Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     By executing this Note, Borrower agrees that she has received a fully completed copy of this Note.

BORROWER:

/s/ LORRIE NORRINGTON
LORRIE NORRINGTON

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